Filed Pursuant to Rule 424(b)(7)

Registration No. 333- 141727

Title of Each Class of Securities Offered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $1.00 per share	4,170,891	$38.83	$161,955,697.50	$4,972.04

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on April 20, 2007 as reported on the New York Stock Exchange.

Prospectus Supplement No. 1 to Prospectus dated March 30, 2007

Black Hills Corporation

4,170,891 Shares

Common Stock

The selling stockholders named in this prospectus supplement may offer and sell up to 4,170,891 shares of our common stock owned by them. They may sell their shares of common stock from time to time in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders will receive all of the net proceeds from the sales of the common stock.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “BKH.” The last reported sale price of our common stock on April 26, 2007 was $39.04 per share.

Investing in the common stock involves certain risks. See “Risk Factors” beginning on page 30 of our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

_________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

_________________

Prospectus Supplement dated April 27, 2007

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the respective documents.

TABLE OF CONTENTS

Prospectus Supplement

Page

PROSPECTUS SUPPLEMENT SUMMARY	S-1
USE OF PROCEEDS	S-2
SELLING STOCKHOLDERS	S-3
PLAN OF DISTRIBUTION	S-4
WHERE YOU CAN FIND MORE INFORMATION	S-7
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-7

Prospectus

Page

ABOUT THIS PROSPECTUS	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	ii
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	iii
BLACK HILLS CORPORATION	1
USE OF PROCEEDS	3
DESCRIPTION OF COMMON STOCK	3
LEGAL MATTERS	6
EXPERTS	6

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. In the accompanying prospectus, we provide you with a general description of our common stock that the selling stockholders may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock that the selling stockholders are selling in this offering. Both this prospectus supplement, the accompanying prospectus and the documents incorporated by reference include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in our common stock discussed in the incorporated documents.

(1)	The terms “BKH,” “we,” “us,” and “our” refer to Black Hills Corporation and its consolidated subsidiaries.

i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, but it may not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of this offering.

Black Hills Corporation

We are a diversified energy company. Our predecessor company, Black Hills Power and Light Company was incorporated and began providing electric utility service in 1941 and began selling and marketing various forms of energy on an unregulated basis in 1956. We operate principally in the United States with two major business groups: retail services and wholesale energy.

In 2006, our retail services group conducted business in two segments: electric utility and combination electric and gas utility. Our retail services group consists of our regulated electric utility, Black Hills Power, Inc., as well as our regulated combination electric and gas utility, Cheyenne Light, Fuel and Power Company, or Cheyenne Light.

Black Hills Power is engaged in the generation, transmission and distribution of electricity to approximately 64,200 customers in an approximately 9,300 square mile service territory in western South Dakota, northeastern Wyoming and southeastern Montana. Black Hills Power also sells electric energy and capacity on a wholesale, or “off-system,” basis. Black Hills Power’s transmission system consists of approximately 447 miles of high-voltage transmission of greater than 69 kilovolts, and 420 miles of lower voltage transmission. In addition, Black Hills Power jointly owns another 47 miles of high voltage lines with Basin Electric Cooperative.

Cheyenne Light serves approximately 38,900 electric customers in Cheyenne, Wyoming and vicinity, and serves approximately 32,600 natural gas customers in the City of Cheyenne and Laramie County, Wyoming.

Our wholesale energy group, which operates through our subsidiary Black Hills Energy and its subsidiaries, conducts business in four segments:

•

Oil and Gas. Black Hills Exploration and Production, Inc., or BHEP, and its subsidiaries acquire and develop natural gas and crude oil properties and produce natural gas and crude oil, primarily in the Rocky Mountain region of the United States.

•

Power Generation. Black Hills Generation, Inc., and its subsidiaries and Black Hills Wyoming, Inc., produce and sell electric capacity and energy through a diversified portfolio of generating plants in the Rocky Mountain and Western regions of the United States.

•	Coal Mining. Wyodak Resources Development Corporation mines and sells coal at our coal mine located near Gillette, Wyoming.
•	Energy Marketing. Enserco Energy, Inc. is engaged in the marketing of natural gas and crude oil, primarily in the Western and Mid-continent regions of the United States and in Canada.

S-1

Our oil and gas segment, which operates through BHEP and its subsidiaries, acquires, explores, develops and produces natural gas and crude oil. As of December 31, 2006, we held operated interests in oil and gas properties totaling approximately 625 gross and 571 net wells located in the San Juan Basin of New Mexico and Colorado, the Powder River and Big Horn Basins of Wyoming, the Piceance Basin of Colorado, and the Denver Julesberg Basin of Colorado and Nebraska. In our San Juan and Piceance Basin operations, we also own and operate natural gas gathering pipeline systems along with associated gas compression and treating facilities. As of December 31, 2006, we also held non-operated interests in oil and natural gas properties totaling approximately 511 gross and 71 net wells located in California, Colorado, Louisiana, Montana, North Dakota, Oklahoma, Texas and Wyoming.

We also own a 44.7% interest in the Newcastle gas processing plant and associated gathering system located in Weston County, Wyoming. The Newcastle plant is adjacent to our producing properties in that area and our production accounts for the majority of the throughput at the Newcastle plant. The Newcastle plant is operated by Anadarko, Inc.

Our power generation segment acquires, develops and operates unregulated power plants. We currently hold varying interests in independent power plants in Colorado, Nevada, Wyoming, California and Idaho with a total net ownership of 978 megawatts as of December 31, 2006. We also hold minority interests in several power-related funds with a net ownership interest of 11 megawatts.

Our coal mining segment, which operates through our Wyodak Resources Development Corp. subsidiary, mines and processes low-sulfur, sub-bituminous coal at our Wyodak coal mine located in the Powder River Basin near Gillette, Wyoming.

We market natural gas and crude oil in specific regions of the United States and Canada through our energy marketing segment. Our energy marketing operations are headquartered in Golden, Colorado, with a satellite sales office in Calgary, Alberta, Canada. We offer physical and financial wholesale energy marketing and offer storage and transportation services as well as price risk management products and services to a variety of customers, including natural gas distribution companies, municipalities, industrial users, oil and gas producers, electric utilities, other energy marketers and retail gas users.

We are a South Dakota corporation. Our common stock is listed on the New York Stock Exchange under the symbol “BKH.” Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57709-1400 and our telephone number is (605) 721-1700. On our website, www.blackhillscorp.com, we post the following filings as soon as reasonably practicable after they are electronically filed or furnished with the Securities and Exchange Commission, or the SEC: our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. All such filings on our website are available free of charge. Information on our website does not constitute part of this prospectus supplement.

USE OF PROCEEDS

All of the shares of common stock offered hereby are being sold by or on behalf of the selling stockholders. We will not receive any proceeds from the sale of shares in this offering.

S-2

SELLING STOCKHOLDERS

The following table sets forth information, as of April 23, 2007, with respect to: (i) the selling stockholders and the number of shares of common stock beneficially owned by each selling stockholder that may be offered under this prospectus supplement; (ii) the number of such shares which may be sold for the account of each selling stockholder; and (iii) the number and percentage of such shares that will be owned by the selling stockholder, assuming the sale of all shares which may be sold. The information is based on information provided by the selling stockholders. Information about the selling stockholders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. Except for the ownership of shares of common stock, the selling stockholders have not had any material relationship with us within the past three years.

The selling stockholders may offer all, some or none of the shares of common stock that they beneficially own and which may be offered under this prospectus supplement.

Name of Selling Stockholder	Shares Beneficially Owned Before Sale		Shares Which May Be Sold In This Offering	Shares Beneficially Owned After Sale(2)
	Number	Percent (1)		Number	Percent (1)
Capital Ventures International(7)	833,334	2.2%	833,334	–	*
FrontPoint Energy Horizons Fund, L.P.(6)	180,334	*	180,334	–	*
FrontPoint Utility and Energy Fund, L.P.(6)	653,000	1.7%	653,000	–	*
Steelhead Investments Ltd.(5)	833,334	2.2%	833,334	–	*
T. Rowe Price Corporate Income Fund, Inc.(4)	11,000	*	11,000	–	*
T. Rowe Price New Income Fund, Inc.(4)	44,500	*	44,500	–	*
T. Rowe Price Small-Cap Value Fund, Inc.(4)	1,372,100	3.7%	226,500	1,145,600	3.0%
ZLP Master Opportunity Fund, Ltd.(3)	833,333	2.2%	833,333	–	*
ZLP Master Utility Fund, Ltd.(3)	555,556	1.5%	555,556	–	*

* Less than one percent

(1)

The percentage of common stock is based upon an aggregate of 37,577,190 outstanding shares, including 33,406,299 shares outstanding as of January 31, 2007, and 4,170,891 shares of common stock issued to the selling stockholders since that date.

(2)	Assumes all shares which may be offered by the selling stockholder under this prospectus supplement are sold.
(3)

Zimmer Lucas Capital, LLC is the investment manager of ZLP Master Opportunity Fund, Ltd. and ZLP Master Utility Fund, Ltd., and as such may be deemed to be the beneficial owner of all of the shares owned of record by either ZLP Master Opportunity Fund, Ltd. or ZLP Master Utility Fund, Ltd. Zimmer Lucas Capital, LLC expressly disclaims beneficial ownership of all shares of our common stock held by ZLP Master Opportunity Fund, Ltd. and ZLP Master Utility Fund, Ltd. in excess of Zimmer Lucas Capital, LLC’s pecuniary interests, if any, in such securities. The address of each of ZLP Master Opportunity Fund, Ltd. and ZLP Master Utility Fund, Ltd. is 45 Broadway, 28th Floor, New York, New York 10006.

S-3

(4)

T. Rowe Price Associates, Inc. serves as investment adviser with the power to direct investments or the sole power to vote the shares owned by T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price Corporate Income Fund, Inc. and T. Rowe Price New Income Fund, Inc. (the “T. Rowe Price Funds”). For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of all of the shares owned of record by the T. Rowe Price Funds; however, T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of all shares of our common stock held by the T. Rowe Price Funds. The address of each of the T. Rowe Price Funds is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202.

(5)

HBK Investments L.P. has shared voting and dispositive power over the shares of common stock owned by Steelhead Investments Ltd. pursuant to an Investment Management Agreement between the parties. HBK Investments L.P. has delegated discretion to vote and dispose of the shares of common stock owned by Steelhead to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P.: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Laurence H. Lebowitz and William E. Rose. The address of Steelhead Investments Ltd. is c/o HBK Services LLC, 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(6)

The general partner of FrontPoint Energy Horizons Fund, L.P. is FrontPoint Energy Horizons Fund GP, LLC. The general partner of FrontPoint Utility and Energy Fund, L.P. is FrontPoint Utility and Energy Fund GP, LLC. FrontPoint Partners LLC is the managing member of FrontPoint Energy Horizons Fund GP, LLC and FrontPoint Utility and Energy Fund GP, LLC, and, as such, has voting and dispositive power over the securities held by each of FrontPoint Energy Horizons Fund, L.P. and FrontPoint Utility and Energy Fund, L.P. FrontPoint Partners LLC is an indirect wholly-owned subsidiary of Morgan Stanley. The address of each of FrontPoint Energy Horizons Fund, L.P. and FrontPoint Utility and Energy Fund, L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(7)

Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of the shares held by Capital Ventures International and may be deemed to be the beneficial owner of these shares. The address of Capital Ventures International is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, California 94111.

PLAN OF DISTRIBUTION

The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions:

•	that may involve crosses or block transactions;
•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

S-4

•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether the options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

We may also sell shares under Rule 144 of the Securities Act of 1933, as amended, without using this prospectus supplement or the accompanying prospectus.

In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

S-5

We have agreed to bear expenses in connection with the preparation and filing of the registration statement of which this prospectus supplement forms a part. However, the selling stockholders will bear any fees or expenses related to any applicable underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees and expenses incurred by the selling stockholders.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The net proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

Our outstanding common stock is listed for trading on the New York Stock Exchange. In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the common stock by selling stockholders who are, or are deemed to be, underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents who are, or are deemed to be, underwriters may be deemed to be underwriting discounts or commissions under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus supplement forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus supplement forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

S-6

We have agreed to indemnify the selling stockholders and their underwriters, if any, against certain liabilities including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement and the accompanying prospectus. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement in this prospectus supplement or incorporated by reference into this prospectus supplement shall be automatically modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion of the offering of the securities described in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007
•	our Proxy Statement for the Annual Shareholders' Meeting to be held May 22, 2007, filed with the SEC on April 10, 2007
•

our Current Reports on Form 8-K filed with the SEC on February 5, 2007, February 8, 2007, February 15, 2007, February 22, 2007, March 6, 2007, March 16, 2007, March 19, 2007, April 24, 2007 and April 26, 2007

S-7

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement or the accompanying prospectus. You may obtain copies of these documents, at no cost to you, from our Internet website (www.blackhillscorp.com), or by writing or telephoning us at:

Investor Relations

Black Hills Corporation

625 Ninth Street

P.O. Box 1400

Rapid City, South Dakota 57709-1400

(605) 721-1700

S-8

Black Hills Corporation

Common Stock

_________________

Selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. The selling stockholders will receive all of the proceeds from the sale of shares of our common stock that they sell. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “BKH.”

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

Prospectus dated March 30, 2007

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	ii
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	iii
BLACK HILLS CORPORATION	1
USE OF PROCEEDS	3
DESCRIPTION OF COMMON STOCK	3
LEGAL MATTERS	6
EXPERTS	6

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that selling stockholders may offer. Each time selling stockholders sell shares of common stock, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is

ii

incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplements.

We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion of the offering of the securities described in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007
•	our Current Reports on Form 8-K filed with the SEC on February 5, 2007, February 8, 2007, February 15, 2007, February 22, 2007, March 6, 2007, March 16, 2007 and March 19, 2007

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain copies of these documents, at no cost to you, from our Internet website (www.blackhillscorp.com), or by writing or telephoning us at:

Investor Relations

Black Hills Corporation

625 Ninth Street

P.O. Box 1400

Rapid City, South Dakota 57709-1400

(605) 721-1700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements. These statements are intended as “forward-looking statements.” All statements in this document that are not statements of historical fact are forward-looking statements. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipate,” “estimate,” “intend,” “project,” “forecast,” “plan,” “potential,” “will,” “may,” “should,” “expect” or similar terms or expressions.

Forward-looking statements include, but are not limited to, such matters as:

•

our ability to obtain adequate cost recovery for our retail operations through regulatory proceedings and receive favorable rulings in periodic applications to recover costs for fuel and purchased power in our regulated utilities;

•	our ability to complete acquisitions for which definitive agreements have been executed;
•	our ability to obtain regulatory approvals of acquisitions which, even if approved, could impose financial and operating conditions or restrictions that could impact our expected results;
•	our ability to successfully integrate and profitably operate any future acquisitions;

iii

•	the amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;
•	our ability to successfully maintain or improve our corporate credit rating;
•	our ability to complete the permitting, construction, start up and operation of power generating facilities in a cost-effective and timely manner;
•

our ability to meet production targets for our oil and gas properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force, and equipment;

•	our ability to provide accurate estimates of proved oil and gas reserves, coal reserves and actual future production rates and associated costs;
•	the extent of our success in connecting natural gas supplies to gathering, processing and pipeline systems;
•	the timing and extent of scheduled and unscheduled outages of power generation facilities;
•	the possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment emerge;
•	changes in business and financial reporting practices arising from the enactment of the Energy Policy Act of 2005;
•	our ability to remedy any deficiencies that may be identified in the review of our internal controls;
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the timing, volatility and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

•	our ability to effectively use derivative financial instruments to hedge commodity, currency exchange rate and interest rate risks;
•	our ability to minimize defaults on amounts due from counterparties with respect to trading and other transactions;
•	the amount of collateral required to be posted from time to time in our transactions;
•	changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	changes in state laws or regulations that could cause us to curtail our independent power production;
•	weather and other natural phenomena;
•	industry and market changes, including the impact of consolidations and changes in competition;
•	the effect of accounting policies issued periodically by accounting standard-setting bodies;
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•	the cost and effects on our business, including insurance, resulting from terrorist actions or responses to such actions or events;
•	the outcome of any ongoing or future litigation or similar disputes and the impact on any such outcome or related settlements;
•	capital market conditions, which may affect our ability to raise capital on favorable terms;
•	price risk due to marketable securities held as investments in benefit plans;
•	general economic and political conditions, including tax rates or policies and inflation rates; and
•	other factors discussed from time to time in our other filings with the SEC.

Forward-looking statements are based upon assumptions, expectations, projections, intentions and beliefs as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements included herein. The reasons for this include the risks, uncertainties and factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and as may be described in supplements to this prospectus.

Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement or statements to reflect events or circumstances that occur or arise after the date on which a forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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BLACK HILLS CORPORATION

We are a diversified energy company. Our predecessor company, Black Hills Power and Light Company was incorporated and began providing electric utility service in 1941 and began selling and marketing various forms of energy on an unregulated basis in 1956. We operate principally in the United States with two major business groups: retail services and wholesale energy.

In 2006, our retail services group conducted business in two segments: electric utility and combination electric and gas utility. Our retail services group consists of our regulated electric utility, Black Hills Power, Inc., as well as our regulated combination electric and gas utility, Cheyenne Light, Fuel and Power Company, or Cheyenne Light.

Black Hills Power is engaged in the generation, transmission and distribution of electricity to approximately 64,200 customers in an approximately 9,300 square mile service territory in western South Dakota, northeastern Wyoming and southeastern Montana. Black Hills Power also sells electric energy and capacity on a wholesale, or “off-system,” basis. Black Hills Power’s transmission system consists of approximately 447 miles of high-voltage transmission of greater than 69 kilovolts, and 420 miles of lower voltage transmission. In addition, Black Hills Power jointly owns another 47 miles of high voltage lines with Basin Electric Cooperative.

Cheyenne Light serves approximately 38,900 electric customers in Cheyenne, Wyoming and vicinity, and serves approximately 32,600 natural gas customers in the City of Cheyenne and Laramie County, Wyoming.

Our wholesale energy group, which operates through our subsidiary Black Hills Energy and its subsidiaries, conducts business in four segments:

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Oil and Gas. Black Hills Exploration and Production, Inc., or BHEP, and its subsidiaries acquire and develop natural gas and crude oil properties and produce natural gas and crude oil, primarily in the Rocky Mountain region of the United States.

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Power Generation. Black Hills Generation, Inc., and its subsidiaries and Black Hills Wyoming, Inc., produce and sell electric capacity and energy through a diversified portfolio of generating plants in the Rocky Mountain and Western regions of the United States.

•	Coal Mining. Wyodak Resources Development Corporation mines and sells coal at our coal mine located near Gillette, Wyoming.
•	Energy Marketing. Enserco Energy, Inc. is engaged in the marketing of natural gas and crude oil, primarily in the Western and Mid-continent regions of the United States and in Canada.

Our oil and gas segment, which operates through BHEP and its subsidiaries, acquires, explores, develops and produces natural gas and crude oil. As of December 31, 2006, we held operated interests in oil and gas properties totaling approximately 625 gross and 571 net wells located in the San Juan Basin of New Mexico and Colorado, the Powder River and Big Horn Basins of Wyoming, the Piceance Basin of Colorado, and the Denver Julesberg Basin of Colorado and Nebraska. In our San Juan and Piceance Basin operations, we also own and operate natural gas gathering pipeline systems along with associated gas compression and treating facilities. As of December 31, 2006, we also held non-operated interests in oil and natural gas properties totaling approximately 511 gross and 71 net wells located in California, Colorado, Louisiana, Montana, North Dakota, Oklahoma, Texas and Wyoming.

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We also own a 44.7% interest in the Newcastle gas processing plant and associated gathering system located in Weston County, Wyoming. The Newcastle plant is adjacent to our producing properties in that area and our production accounts for the majority of the throughput at the Newcastle plant. The Newcastle plant is operated by Anadarko, Inc.

Our power generation segment acquires, develops and operates unregulated power plants. We currently hold varying interests in independent power plants in Colorado, Nevada, Wyoming, California and Idaho with a total net ownership of 978 megawatts as of December 31, 2006. We also hold minority interests in several power-related funds with a net ownership interest of 11 megawatts.

Our coal mining segment, which operates through our Wyodak Resources Development Corp. subsidiary, mines and processes low-sulfur, sub-bituminous coal at our Wyodak coal mine located in the Powder River Basin near Gillette, Wyoming.

We market natural gas and crude oil in specific regions of the United States and Canada through our energy marketing segment. Our energy marketing operations are headquartered in Golden, Colorado, with a satellite sales office in Calgary, Alberta, Canada. We offer physical and financial wholesale energy marketing and offer storage and transportation services as well as price risk management products and services to a variety of customers, including natural gas distribution companies, municipalities, industrial users, oil and gas producers, electric utilities, other energy marketers and retail gas users.

We are a South Dakota corporation. Our common stock is listed on the New York Stock Exchange under the symbol “BKH.” Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57709-1400 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholder named in such prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00, and 25,000,000 shares of preferred stock, without par value. As of January 31, 2007, 33,406,299 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;
•	adversely affect the rights and powers, including voting rights, of holders of common stock; and;
•	have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws

South Dakota law and our articles of incorporation and bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

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Control Share Acquisitions

The control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

•	the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and
•	the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3% and 50%, respectively. We have elected in our articles of incorporation not to be subject to these provisions of South Dakota law.

Business Combinations

We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder”, unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Unless the interested shareholder has been an interested shareholder for at least four years, a business combination with the interested shareholder must be approved by the board of directors of the corporation prior to the date of the interested shareholder’s acquisition of the corporation’s voting stock, by the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation’s voting stock. A “business combination” includes a merger, a transfer of 10% or more of the corporation’s assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation’s outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.

The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.

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Fair Price Provision

Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our articles of incorporation define a “business transaction” to include a merger, asset or stock sale. Our articles of incorporation generally define a “related person” as any person or entity that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.

Board Composition

Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

Shareholder Action by Written Consent Must Be Unanimous

South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

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Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Its address is P.O. Box 64856, St. Paul, Minnesota 64856-0856, and its telephone number for shareholder services is (800) 468-9716.

LEGAL MATTERS

Steven J. Helmers, our General Counsel and Senior Vice President, has rendered an opinion for us regarding the validity of the securities to be offered by the prospectus. Mr. Helmers owns, directly or indirectly, 19,061 shares of our common stock and holds options to purchase an additional 41,518 shares. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to the adoption of Emerging Issues Task Force Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, and the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 1, 2007, and incorporated by reference in this prospectus, any accompanying prospectus supplement and in the registration statement from the reserve report of Ralph E. Davis Associates, Inc., independent petroleum engineers, given on the authority of Ralph E. Davis Associates, Inc. as experts in such matters.

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4,170,891 Shares

Common Stock

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Black Hills Corporation